Exhibit 99.1
ALLEGHANY CORPORATION REPORTS 2011 THIRD QUARTER RESULTS — STOCKHOLDERS’ EQUITY PER COMMON SHARE INCREASES 0.6 PERCENT SINCE 2010 YEAR END
     NEW YORK, NY, November 7, 2011 — Stockholders’ equity per common share of Alleghany Corporation (NYSE-Y) at September 30, 2011 was $327.34, an increase of 0.6% from stockholders’ equity per common share of $325.31 at December 31, 2010 (all as adjusted for the stock dividend declared in February 2011), Weston M. Hicks, President and chief executive officer of Alleghany, announced today. Alleghany’s 2011 third quarter net earnings were $19.2 million, or $2.17 per common share (presented on a basic basis throughout), compared with net earnings of $36.6 million, or $4.07 per common share, in the third quarter of 2010. For the first nine months of 2011, net earnings were $105.6 million, or $11.89 per common share, compared with net earnings of $161.1 million, or $17.67 per common share, in the first nine months of 2010. Consolidated cash and invested assets were approximately $4.80 billion at September 30, 2011, compared with $4.88 billion at December 31, 2010.
     Commenting on Alleghany’s results, Mr. Hicks stated that “Alleghany reported a small increase in stockholders’ equity per common share at September 30, 2011 from year-end 2010 despite a challenging investment environment, elevated catastrophe and weather-related losses, and other large property losses at RSUI resulting from the Northern Virginia earthquake in August 2011. Although we continue to see a competitive property and casualty insurance market, renewal price changes in many lines are no longer negative, and we continue to be cautiously optimistic about the prospect for improvements in catastrophe-exposed property insurance and workers’ compensation pricing.”
     “The total return on our consolidated investment portfolio, excluding other invested assets consisting primarily of our Homesite and ORX investments, was a negative 3.4% in the third quarter and a positive 1.0% in the first nine months of 2011. The total return on our fixed income portfolio was a positive 2.0% in the third quarter and a positive 5.3% in the first nine months of 2011. The total return on our equity portfolio was a negative 13.5% in the third quarter and a negative 7.9% in the first nine months of 2011, compared with the S&P 500’s total return of negative 13.9% for the third quarter and negative 8.7% for the first nine months of 2011.”
     Net earnings amounts include the following components:

	Three Months ended September 30,				Nine Months ended September 30,
(in millions, except per	Amount		Per Share		Amount		Per Share
share amounts)	2011	2010	2011	2010	2011	2010	2011	2010
Net catastrophe (losses) after tax	$(18.0)	$(3.4)	$(2.05)	$(0.38)	$(36.0)	$(16.3)	$(4.05)	$(1.79)
Net realized capital gains after tax	$14.8	$17.7	$1.67	$1.97	$41.5	$56.6	$4.68	$6.21
Other than temporary impairment (losses) after tax	$(1.8)	$(1.6)	$(0.20)	$(0.18)	$(1.8)	$(6.0)	$(0.20)	$(0.66)

A summary of Alleghany’s pre-tax results for the three and nine months ended September 30, 2011 and 2010 is as follows:

	Three Months ended			Nine Months ended
	September 30,			September 30,
(in millions)	2011	2010	Change	2011	2010	Change
AIHL insurance group (1):
Underwriting profit (loss) (2)
RSUI	$7.1	$26.6	$(19.5)	$75.6	$107.2	$(31.6)
CATA	0.1	(0.2)	0.3	(0.9)	2.8	(3.7)
PCC	(7.0)	(6.4)	(0.6)	(33.9)	(17.3)	(16.6)

	0.2	20.0	(19.8)	40.8	92.7	(51.9)
Net investment income	29.7	30.5	(0.8)	90.9	96.9	(6.0)
Net realized capital gains	22.1	27.2	(5.1)	63.3	82.6	(19.3)
Other than temporary impairment losses (3)	(2.8)	(2.5)	(0.3)	(2.8)	(9.2)	6.4
Other income, less other expenses	(1.2)	(9.1)	7.9	(18.1)	(25.1)	7.0

Total AIHL insurance group	$48.0	$66.1	$(18.1)	$174.1	$237.9	$(63.8)

Corporate activities (4):
Net investment income (5)	(7.6)	(1.1)	(6.5)	(8.7)	(3.3)	(5.4)
Net realized capital gains	0.6	0.1	0.5	0.6	4.4	(3.8)
Other than temporary impairment losses	—	—	—	—	—	—
Other income	—	5.2	(5.2)	0.9	6.5	(5.6)
Corporate administration and other expenses	3.8	9.3	5.5	17.0	21.9	4.9
Interest expense	4.3	0.6	(3.7)	13.0	0.7	(12.3)

Total Corporate activities	(15.1)	(5.7)	(9.4)	(37.2)	(15.0)	(22.2)

Total	$32.9	$60.4	$(27.5)	$136.9	$222.9	$(86.0)

Income taxes	13.7	23.8	10.1	31.3	61.8	30.5

Net earnings	$19.2	$36.6	$(17.4)	$105.6	$161.1	$(55.5)

(1)	Alleghany Insurance Holdings LLC (“AIHL”), the holding company for Alleghany’s property and casualty and surety insurance operating units consisting of RSUI Group, Inc. (“RSUI”), Capitol Transamerica Corporation and Platte River Insurance Company (collectively, “CATA”) and Pacific Compensation Corporation (“PCC”), as well as AIHL Re LLC.

(2)	Represents net premiums earned less loss and loss adjustment expenses and commissions, brokerage and other underwriting expenses, all as determined in accordance with GAAP, and does not include net investment income, net realized capital gains, other-than-temporary impairment losses, other income or other expenses. Please refer to “Comment on Regulation G” elsewhere herein.

(3)	Reflects impairment charges for unrealized losses related to the investment portfolio that are required to be charged against earnings as realized losses.

(4)	Corporate activities consist of Alleghany Properties Holdings LLC, Alleghany’s investments in Homesite Group Incorporated (“Homesite”) and ORX Exploration, Inc. (“ORX”), and Corporate activities at the parent level.

(5)	Net investment income for Corporate activities includes Alleghany’s equity share of earnings (losses) in Homesite and ORX as follows (in millions):

	Three Months ended		Nine Months ended
	September 30,		September 30,
	2011	2010	2011	2010
Homesite	$(9.6)	$(3.6)	$(16.7)	$(5.2)
ORX	(1.2)	2.3	(3.4)	(0.5)
Interest, dividends and other — net	3.2	0.2	11.4	2.4

Net investment income	$(7.6)	$(1.1)	$(8.7)	$(3.3)

     Results for the third quarter of 2011, compared with the corresponding 2010 period, reflect a decrease in pre-tax net earnings at AIHL resulting primarily from lower underwriting profits and higher pre-tax net losses at Corporate activities.
     AIHL’s 2011 third quarter results reflect an increase in loss and loss adjustment expenses at RSUI during the period, primarily resulting from higher catastrophe and other large property losses, partially offset by a net $13.1 million release of prior year casualty reserves during the 2011 third quarter, compared with no release of such reserves during the corresponding 2010 period.
     Results at Corporate activities in the 2011 third quarter reflect higher negative net investment income due primarily to an increase in catastrophe losses related to Alleghany’s investment in Homesite, partially offset by higher dividend income; an absence of other income resulting from the absence of a non-recurring gain recognized by Alleghany Properties in the 2010 third quarter; and higher interest expenses reflecting Alleghany’s issuance in the 2010 third quarter of senior long-term debt, partially offset by lower corporate administration and other expenses due primarily to lower incentive compensation and pension accruals.
     Results for the first nine months of 2011, compared with the corresponding 2010 period, reflect a decrease in pre-tax net earnings at AIHL and higher pre-tax net losses at Corporate activities.
     The decrease in AIHL’s pre-tax earnings in the first nine months of 2011 reflects lower underwriting profits at AIHL compared with the corresponding 2010 period, primarily resulting from an increase in loss and loss adjustment expenses at RSUI and PCC, and a decrease in net realized capital gains. The increase in RSUI’s loss and loss adjustment expenses in the first nine months of 2011 reflects the impact of higher catastrophe and other large property losses, partially offset by a net $41.0 million release of prior year casualty reserves during the 2011 period, compared with a net $13.8 million release of prior year casualty reserves during the corresponding 2010 period. The increase in PCC’s loss and loss adjustment expenses in the first nine months of 2011 substantially reflects the impact of a $15.0 million increase in prior year reserves as of June 30, 2011, compared with no such increase during the first nine months of 2010. Information regarding the pre-tax results of AIHL’s operating units is attached as Exhibit A.
     Results at Corporate activities in the first nine months of 2011 were impacted by the same items discussed above with respect to Corporate activities’ third quarter results.
     During the first nine months of 2011, Alleghany repurchased in the open market an aggregate of 251,897 shares of its common stock for approximately $76.4 million, at an average price per share of $303.34 (such share and average price amounts are not adjusted for the stock dividend declared in February 2011), pursuant to the previously announced authorization by its Board of Directors to repurchase up to $300.0 million of Alleghany’s common stock. As of November 2, 2011, Alleghany had 8,566,272 shares of its common stock outstanding, adjusted to reflect the stock dividend declared in February 2011.
     Additional information regarding Alleghany’s 2011 results for the third quarter and first nine months of 2011, including management’s discussion and analysis of Alleghany’s financial condition and results of operations, is contained in Alleghany’s Quarterly Report on Form 10-Q for the period ended September 30, 2011, to be filed with the U.S. Securities and Exchange Commission (the “SEC”) on or about November 7, 2011. The Form 10-Q will be available on Alleghany’s website at www.alleghany.com and on the SEC’s website at www.sec.gov. Readers are urged to review the Form 10-Q for a more complete discussion of Alleghany’s financial performance.

Comment on Regulation G
     This press release includes certain non-GAAP financial measures. The reconciliations of such measures to the most comparable GAAP financial measures are included in Exhibit A of this press release. Throughout this press release Alleghany presents its operations in the way it believes will be most meaningful and useful to the investing public and others who use such information in evaluating Alleghany’s results.
     Alleghany shows earnings before income taxes (a GAAP financial measure), as well as underwriting profit (a non-GAAP financial measure), which is earnings before income taxes, adjusted to exclude the impact of net investment income, net realized capital gains, other-than-temporary impairment losses and other income, less other expenses. The presentation of underwriting profit is intended to enhance the understanding of AIHL’s insurance operating units’ operating results by highlighting earnings attributable to their underwriting performance. With respect to AIHL’s insurance operating units, earnings before income taxes may show a profit despite an underlying underwriting loss. If underwriting losses persist over extended periods, an insurance company’s ability to continue as an ongoing concern may be at risk. Investors should consider the non-GAAP measures contained herein in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP.
# # #
Forward-looking Statements
     This release contains disclosures which are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. These forward-looking statements are based upon Alleghany’s current plans or expectations and are subject to a number of uncertainties and risks that could significantly affect current plans, anticipated actions and Alleghany’s future financial condition and results. These statements are not guarantees of future performance, and Alleghany has no specific intention to update these statements. The uncertainties and risks include, but are not limited to, risks relating to
•	significant weather-related or other natural or human-made catastrophes and disasters;

•	the cyclical nature of the property and casualty insurance industry;

•	adverse loss development for events insured by Alleghany’s insurance operating units in either the current year or prior years;

•	changes in market prices of Alleghany’s significant equity investments and changes in value of Alleghany’s debt securities portfolio;

•	the long-tail and potentially volatile nature of certain casualty lines of business written by Alleghany’s insurance operating units;

•	the cost and availability of reinsurance;

•	exposure to terrorist acts;

•	the willingness and ability of Alleghany’s insurance operating units’ reinsurers to pay reinsurance recoverable owed to such insurance operating units;

•	changes in the ratings assigned to Alleghany’s insurance operating units;

•	claims development and the process of estimating reserves;

•	legal and regulatory changes, including the new federal financial regulatory reform of the insurance industry established by the Dodd-Frank Wall Street Reform and Consumer Protection Act;

•	the uncertain nature of damage theories and loss amounts; and

•	increases in the levels of risk retention by Alleghany’s insurance operating units.
     Additional risks and uncertainties include general economic and political conditions, including the effects of a prolonged U.S. or global economic downturn or recession; changes in costs; variations in political, economic or other factors; risks relating to conducting operations in a competitive environment; effects of acquisition and disposition activities, inflation rates or recessionary or expansive trends; changes in interest rates; extended labor disruptions, civil unrest or other external factors over which Alleghany has no control; and changes in Alleghany’s plans, strategies, objectives, expectations or intentions, which may happen at any time at its discretion. As a consequence, current plans, anticipated actions and future financial condition and results may differ from those expressed in any forward-looking statements made by Alleghany or on Alleghany’s behalf.

ALLEGHANY CORPORATION
COMBINING STATEMENTS OF EARNINGS
(dollars in thousands)
(unaudited)

	THREE MONTHS ENDED 9/30/11			THREE MONTHS ENDED 9/30/10
	ALLEGHANY			ALLEGHANY
	INSURANCE	CORPORATE		INSURANCE	CORPORATE
	HOLDINGS	ACTIVITIES	COMBINED	HOLDINGS	ACTIVITIES	COMBINED
Revenues
Net premiums earned	$190,209	$0	$190,209	$190,632	$0	$190,632
Net investment income	29,704	(7,654)	22,050	30,544	(1,120)	29,424
Net realized capital (losses) gains	22,135	571	22,706	27,151	97	27,248
Other than temporary impairment losses	(2,756)	0	(2,756)	(2,453)	0	(2,453)
Other income	284	37	321	146	5,166	5,312

Total revenues	$239,576	($7,046)	$232,530	$246,020	$4,143	$250,163

Costs and expenses
Loss and loss adjustment expenses	121,777	0	121,777	106,416	0	106,416
Commissions, brokerage and other underwriting expenses	68,239	0	68,239	64,202	0	64,202
Other operating expenses	1,443	1,152	2,595	9,160	768	9,928
Corporate administration	11	2,638	2,649	10	8,543	8,553
Interest expense	64	4,265	4,329	145	551	696

Total costs and expenses	$191,534	$8,055	$199,589	$179,933	$9,862	$189,795

Earnings before income taxes	$48,042	($15,101)	$32,941	$66,087	($5,719)	$60,368

Income taxes			13,783			23,736

Net earnings			$19,158			$36,632

ALLEGHANY CORPORATION
COMBINING STATEMENTS OF EARNINGS
(dollars in thousands)
(unaudited)

	NINE MONTHS ENDED 9/30/11			NINE MONTHS ENDED 9/30/10
	ALLEGHANY			ALLEGHANY
	INSURANCE	CORPORATE		INSURANCE	CORPORATE
	HOLDINGS	ACTIVITIES	COMBINED	HOLDINGS	ACTIVITIES	COMBINED
Revenues
Net premiums earned	$555,067	$0	$555,067	$574,141	$0	$574,141
Net investment income	90,882	(8,708)	82,174	96,882	(3,335)	93,547
Net realized capital gains	63,317	571	63,888	82,595	4,428	87,023
Other than temporary impairment losses	(2,756)	0	(2,756)	(9,233)	0	(9,233)
Other income	581	873	1,454	433	6,513	6,946

Total revenues	$707,091	($7,264)	$699,827	$744,818	$7,606	$752,424

Costs and expenses
Loss and loss adjustment expenses	315,418	0	315,418	286,070	0	286,070
Commissions, brokerage and other underwriting expenses	198,899	0	198,899	195,331	0	195,331
Other operating expenses	18,556	2,958	21,514	25,071	1,790	26,861
Corporate administration	34	13,996	14,030	34	20,077	20,111
Interest expense	88	12,961	13,049	439	692	1,131

Total costs and expenses	$532,995	$29,915	$562,910	$506,945	$22,559	$529,504

Earnings before income taxes	$174,096	($37,179)	$136,917	$237,873	($14,953)	$222,920

Income taxes			31,337			61,848

Net earnings			$105,580			$161,072

ALLEGHANY CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share amounts)

	September 30,
	2011	December 31,
	(unaudited)	2010
Assets
Investments
Available for sale securities at fair value:
Equity securities (cost: 2011 $1,428,239; 2010 $1,310,009)	$1,405,351	$1,500,686
Debt securities (amortized cost: 2011 $2,822,548; 2010 $2,778,117)	2,942,191	2,832,411
Short-term investments	176,631	264,811

	4,524,173	4,597,908
Other invested assets	189,222	207,294

Total investments	4,713,395	4,805,202

Cash	90,479	76,741
Premium balances receivable	134,139	128,075
Reinsurance recoverables	858,502	873,295
Ceded unearned premium reserves	151,894	144,065
Deferred acquisition costs	72,351	67,692
Property and equipment at cost, net of accumulated depreciation and amortization	18,827	19,504
Goodwill and other intangibles, net of amortization	139,796	142,312
Current taxes receivable	9,467	0
Net deferred tax assets	120,445	77,147
Other assets	103,029	97,666

	$6,412,324	$6,431,699

Liabilities and Stockholders’ Equity
Loss and loss adjustment expenses	$2,328,167	$2,328,742
Unearned premiums	577,643	523,927
Senior Notes	299,007	298,923
Reinsurance payable	45,821	41,500
Current taxes payable	0	3,220
Other liabilities	314,031	326,519

Total liabilities	3,564,669	3,522,831

Common stock (shares authorized: 2011 and 2010 - 22,000,000; issued and outstanding:
2011 - 9,117,787; 2010 - 9,300,448)	9,118	9,118
Contributed capital	937,547	928,816
Accumulated other comprehensive income	71,757	170,262
Treasury stock, at cost (2011 - 418,470 shares; 2010 - 351,532 shares)	(123,404)	(99,686)
Retained earnings	1,952,637	1,900,358

Total stockholders’ equity	2,847,655	2,908,868

	$6,412,324	$6,431,699

Exhibit A
AIHL Operating Unit Pre-Tax Results

	Three months ended September 30, 2011				Nine months ended September 30, 2011
(in millions, except ratios)	RSUI	CATA	PCC	AIHL	RSUI	CATA	PCC	AIHL
Gross premiums written	$230.2	$38.8	$1.4	$270.4	$763.1	$115.0	$2.5	$880.6
Net premiums written	151.8	36.6	1.5	189.9	489.2	108.3	3.6	601.1
Net premiums earned (1)	$152.2	$36.7	$1.3	$190.2	$438.2	$113.9	$3.0	$555.1
Loss and loss adjustment expenses	101.0	19.0	1.8	121.8	236.3	60.6	18.5	315.4
Commissions, brokerage and other underwriting expenses (2)	44.1	17.6	6.5	68.2	126.3	54.2	18.4	198.9

Underwriting profit (loss) (3)	$7.1	$0.1	$(7.0)	$0.2	$75.6	$(0.9)	$(33.9)	$40.8

Net investment income (1)				29.7				90.9
Net realized capital gains (1)				22.1				63.3
Other than temporary impairment losses (1)				(2.8)				(2.8)
Other income (1)				0.3				0.6
Other expenses (2)				1.5				18.7

Earnings before income taxes				$48.0				$174.1

Loss ratio (4)	66.4%	51.8%	135.6%	64.0%	53.9%	53.2%	626.3%	56.8%
Expense ratio (5)	29.0%	47.9%	519.7%	35.9%	28.8%	47.6%	621.4%	35.8%

Combined ratio (6)	95.4%	99.7%	655.3%	99.9%	82.7%	100.8%	1247.7%	92.6%

	Three months ended September 30, 2010				Nine months ended September 30, 2010
(in millions, except ratios)	RSUI	CATA	PCC	AIHL	RSUI	CATA	PCC	AIHL
Gross premiums written	$214.2	$44.0	$(0.5)	$257.7	$736.9	$131.5	$1.3	$869.7
Net premiums written	133.0	41.5	(0.5)	174.0	448.5	124.0	1.2	573.7
Net premiums earned (1)	$148.5	$42.0	$0.1	$190.6	$445.1	$124.1	$4.9	$574.1
Loss and loss adjustment expenses	80.2	25.8	0.4	106.4	215.4	66.4	4.3	286.1
Commissions, brokerage and other underwriting expenses (2)	41.7	16.4	6.1	64.2	122.5	54.9	17.9	195.3

Underwriting profit (loss) (3)	$26.6	$(0.2)	$(6.4)	$20.0	$107.2	$2.8	$(17.3)	$92.7

Net investment income (1)				30.5				96.9
Net realized capital gains (1)				27.2				82.6
Other than temporary impairment losses (1)				(2.5)				(9.2)
Other income (1)				0.2				0.4
Other expenses (2)				9.3				25.5

Earnings before income taxes				$66.1				$237.9

Loss ratio (4)	54.0%	61.5%	377.6%	55.8%	48.4%	53.5%	87.1%	49.8%
Expense ratio (5)	28.1%	38.9%	7220.0%	33.7%	27.5%	44.2%	361.7%	34.0%

Combined ratio (6)	82.1%	100.4%	7597.6%	89.5%	75.9%	97.7%	448.8%	83.8%

(1)	Represent components of total revenues.

(2)	Commissions, brokerage and other underwriting expenses represent commission and brokerage expenses and that portion of salaries, administration and other operating expenses attributable to underwriting activities, whereas the remainder constitutes other expenses.

(3)	Represents net premiums earned less loss and loss adjustment expenses and commissions, brokerage and other underwriting expenses, all as determined in accordance with GAAP, and does not include net investment income, net realized capital gains, other-than-temporary impairment losses, other income and other expenses. Underwriting profit does not replace net earnings determined in accordance with GAAP as a measure of profitability; rather, we believe that underwriting profit, which does not include net investment income, net realized capital gains, other-than-temporary impairment losses, other income and other expenses, enhances the understanding of AIHL’s insurance operating units’ operating results by highlighting net earnings attributable to their underwriting performance. With the addition of net investment income, net realized capital gains, other-than-temporary impairment losses, other income and other expenses, reported pre-tax net earnings (a GAAP measure) may show a profit despite an underlying underwriting loss. Where underwriting losses persist over extended periods, an insurance company’s ability to continue as an ongoing concern may be at risk. Therefore, we view underwriting profit as an important measure in the overall evaluation of performance.

(4)	Loss and loss adjustment expenses divided by net premiums earned, all as determined in accordance with GAAP.

(5)	Commissions, brokerage and other underwriting expenses divided by net premiums earned, all as determined in accordance with GAAP.

(6)	The sum of the loss ratio and expense ratio, all as determined in accordance with GAAP, representing the percentage of each premium dollar an insurance company has to spend on losses (including loss adjustment expenses) and commissions, brokerage and other underwriting expenses.

A-1